Exhibit 99.1

Apple reports fourth quarter results

September quarter records for total company revenue, iPhone revenue, and EPS

Services revenue reaches new all-time high

CUPERTINO, CALIFORNIA — Apple® today announced financial results for its fiscal 2026 fourth quarter ended September 26, 2026. The Company posted quarterly revenue of $114.5 billion, up 12 percent year over year. Company gross margin was 47.9 percent, including a favorable impact of approximately 1 percentage point from tariff refunds. Diluted earnings per share was $2.10, up 14 percent year over year, and included a favorable impact of $0.05 from tariff refunds.

“Today, Apple is proud to report a September quarter revenue record of $114.5 billion, up 12 percent from a year ago, with iPhone reaching a September quarter record and Services reaching an all-time high, capping off our best fiscal year ever,” said John Ternus, Apple’s CEO. “We’re closing the year with our most ambitious lineup yet. That includes the iPhone Duo, the most transformational iPhone since the original, alongside iPhone 18 Pro and iPhone 18 Pro Max, our most powerful iPhones yet. We also just introduced a whole new generation of hardware for the home and brought Touch to Mac for the first time. Together with the all-new Siri AI, it’s an incredible lineup to carry us into the holiday season.”

“Apple delivered September quarter records for net income and EPS. Our record September quarter capped off a strong fiscal 2026, with all-time record revenue of $479 billion and double-digit EPS growth,” said Kevan Parekh, Apple’s CFO. “We generated $28 billion in operating cash flow during the quarter, allowing us to return $28 billion to shareholders. Thanks to our very high levels of customer satisfaction and loyalty, our installed base of active devices reached a new all-time high across all major product categories and geographic segments.”

Apple’s board of directors has declared a cash dividend of $0.27 per share of the Company’s common stock. The dividend is payable on November 16, 2026, to shareholders of record as of the close of business on November 12, 2026.

Apple will provide live streaming of its Q4 2026 financial results conference call beginning at 2:00 p.m. PT on November 2, 2026, at apple.com/investor/earnings-call. The webcast will be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investor relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about payment of the Company’s quarterly dividend and future business plans. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: effects of global and regional economic conditions, including as a result of government policies, trade and other international disputes, geopolitical tensions, conflict, terrorism, natural disasters, and public health issues; risks relating to the design, manufacture, introduction, and transition of products, services and technologies in highly competitive and rapidly changing markets, including from reliance on third parties for components, technology, manufacturing, applications, services, support, compute, storage, and content; risks relating to information technology system failures, network disruptions, and failure to protect, loss of, or unauthorized access to, or release of, data; and effects of unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date they are made.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, AirPods, Apple Watch, and Apple Vision Pro. Apple’s six software platforms — iOS, iPadOS, macOS, watchOS, visionOS, and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay, iCloud, and Apple TV. Apple’s more than 150,000 employees are dedicated to making the best products on earth and to leaving the world better than we found it.

Press Contact:
Nick Leahy
Apple
nleahy@apple.com
(408) 862-5012

Investor Relations Contact:
Suhasini Chandramouli
Apple
suhasini@apple.com
(408) 974-3123

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or email Apple’s Media Helpline at media.help@apple.com.

© 2026 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per-share amounts)

	Three Months Ended		Twelve Months Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Net sales:
Products	$82,904	$73,716	$355,533	$307,003
Services	31,573	28,750	123,301	109,158
Total net sales (1)	114,477	102,466	478,834	416,161
Cost of sales:
Products	52,064	47,019	215,874	194,116
Services	7,593	7,106	29,358	26,844
Total cost of sales	59,657	54,125	245,232	220,960
Gross margin	54,820	48,341	233,602	195,201

Operating expenses:
Research and development	11,730	8,866	45,765	34,550
Selling, general and administrative	7,459	7,048	29,774	27,601
Total operating expenses	19,189	15,914	75,539	62,151

Operating income	35,631	32,427	158,063	133,050
Other income/(expense), net	504	377	1,174	(321)
Income before provision for income taxes	36,135	32,804	159,237	132,729
Provision for income taxes	5,424	5,338	27,062	20,719
Net income	$30,711	$27,466	$132,175	$112,010

Earnings per share:
Basic	$2.11	$1.85	$9.01	$7.49
Diluted	$2.10	$1.85	$8.98	$7.46
Shares used in computing earnings per share:
Basic	14,570,195	14,815,307	14,661,935	14,948,500
Diluted	14,630,318	14,863,609	14,720,306	15,004,697

(1) Net sales by reportable segment:
Americas	$48,680	$44,192	$198,083	$178,353
Europe	32,008	28,703	127,604	111,032
Greater China	17,539	14,493	82,378	64,377
Japan	6,540	6,636	30,908	28,703
Rest of Asia Pacific	9,710	8,442	39,861	33,696
Total net sales	$114,477	$102,466	$478,834	$416,161

(1) Net sales by category:
iPhone	$57,583	$49,025	$254,098	$209,586
Mac	10,792	8,726	37,929	33,708
iPad	6,229	6,952	27,929	28,023
Wearables, Home and Accessories	8,300	9,013	35,577	35,686
Services	31,573	28,750	123,301	109,158
Total net sales	$114,477	$102,466	$478,834	$416,161

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares, which are reflected in thousands, and par value)

	September 26, 2026	September 27, 2025
ASSETS:
Current assets:
Cash and cash equivalents	$36,305	$35,934
Marketable securities	20,417	18,763
Accounts receivable, net	43,817	39,777
Vendor non-trade receivables	39,896	33,180
Inventories	14,541	5,718
Other current assets	18,881	14,585
Total current assets	173,857	147,957

Non-current assets:
Marketable securities	80,213	77,723
Property, plant and equipment, net	52,084	49,834
Intangible assets, net	20,278	11,093
Other non-current assets	78,116	72,634
Total non-current assets	230,691	211,284
Total assets	$404,548	$359,241

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$82,252	$69,860
Other current liabilities	66,124	66,387
Deferred revenue	9,636	9,055
Commercial paper	1,997	7,979
Term debt	9,906	12,350
Total current liabilities	169,915	165,631

Non-current liabilities:
Term debt	68,208	78,328
Other non-current liabilities	54,332	41,549
Total non-current liabilities	122,540	119,877
Total liabilities	292,455	285,508

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 50,400,000 shares authorized; 14,532,259 and 14,773,260 shares issued and outstanding, respectively	104,815	93,568
Retained earnings/(Accumulated deficit)	13,700	(14,264)
Accumulated other comprehensive loss	(6,422)	(5,571)
Total shareholders’ equity	112,093	73,733
Total liabilities and shareholders’ equity	$404,548	$359,241

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Twelve Months Ended
	September 26, 2026	September 27, 2025
Cash, cash equivalents, and restricted cash and cash equivalents, beginning balances	$35,934	$29,943

Operating activities:
Net income	132,175	112,010
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	13,423	11,698
Share-based compensation expense	13,789	12,863
Other	568	(89)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,994)	(6,682)
Vendor non-trade receivables	(6,716)	(347)
Inventories	(8,905)	1,400
Other current and non-current assets	(21,117)	(9,197)
Accounts payable	12,171	902
Other current and non-current liabilities	13,703	(11,076)
Cash generated by operating activities	145,097	111,482

Investing activities:
Purchases of marketable securities	(54,945)	(24,407)
Proceeds from maturities of marketable securities	34,815	40,907
Proceeds from sales of marketable securities	14,280	12,890
Payments for acquisition of property, plant and equipment	(9,041)	(12,715)
Other	(2,389)	(1,480)
Cash generated by/(used in) investing activities	(17,280)	15,195

Financing activities:
Payments for taxes related to net share settlement of equity awards	(6,793)	(5,960)
Payments for dividends and dividend equivalents	(15,721)	(15,421)
Repurchases of common stock	(86,390)	(90,711)
Proceeds from issuance of term debt, net	—	4,481
Repayments of term debt	(12,396)	(10,932)
Repayments of commercial paper, net	(5,911)	(2,032)
Other	(235)	(111)
Cash used in financing activities	(127,446)	(120,686)

Increase in cash, cash equivalents, and restricted cash and cash equivalents	371	5,991
Cash, cash equivalents, and restricted cash and cash equivalents, ending balances	$36,305	$35,934